Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sanara MedTech Inc. of our report dated March 25, 2024, relating to the consolidated financial statements of Sanara MedTech Inc. appearing in Sanara MedTech Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ WEAVER AND TIDWELL, L.L.P.

Austin, Texas

July 26, 2024

Weaver and Tidwell, L.L.P.

1601 South MoPac Expressway, Suite D250 | Austin, Texas 78746

Main: 512.609.1900

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